Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”), dated March 2, 2021, is entered into by and between Capitol Investment Corp. V, a Delaware corporation (the “Company”), and the Subscriber listed on the signature page hereto (the “Subscriber”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as set forth in that certain Agreement and Plan of Merger, dated as of the date hereof (as the same may amended, modified or supplemented from time to time, the “Merger Agreement”), by and among the Company, States Title Holding, Inc., a Delaware corporation (“Target”), and Capitol V Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), the parties thereto have agreed, among other things, and in accordance with the terms and subject to the conditions set forth in the Merger Agreement, that simultaneously with the Closing, among other things, Merger Sub will merge with and into Target, the separate corporate existence of Merger Sub will cease and Target will be the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, concurrently with the Closing, subject to the terms of this Subscription Agreement, (i) the Subscriber desires to subscribe for and purchase from the Company a certain number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) for a purchase price of $10.00 per share (the “Per Share Price”), as set forth in this Subscription Agreement, and (ii) the Company desires to issue and sell to the Subscriber such shares of Common Stock in consideration of the payment of the Purchase Price (as defined below) by the Subscriber to the Company on or prior to the Closing; and

WHEREAS, certain other Persons (the “Other Subscribers”) have, severally and not jointly, entered into separate Subscription Agreements with the Company (the “Other Subscription Agreements”), pursuant to which such Persons have agreed to purchase Common Stock at the Closing (as defined below) at the Per Share Price, and the aggregate amount of securities to be sold by the Company pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 30,000,000 shares of Common Stock.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	SUBSCRIPTION. Subject to the terms and conditions hereof, the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber, the number of shares of Common Stock set forth on the signature page hereto (the “Shares”) in exchange for the payment of the aggregate purchase price set forth on the signature page hereto, which shall be the number of Shares multiplied by $10.00 (the “Purchase Price”).

2.	CLOSING.

(a)	The closing of the sale of Shares contemplated hereby (the “Subscription Closing”) shall occur on the date of the Closing contemplated by the Merger Agreement, and be conditioned upon the prior or substantially concurrent consummation of the Merger and the satisfaction or waiver of the conditions set forth in this Section 2. At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days prior to the anticipated Closing Date, the Subscriber shall deliver to the Company (A) the Purchase Price via wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing, and (B) such information as is reasonably requested in the Closing Notice in order for the Company to cause the Shares to be issued and delivered to Subscriber. On the Closing Date, the Company shall deliver to the Subscriber the Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities Laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and evidence of the issuance of the Shares from the Company’s transfer agent on and as of the Closing Date. Notwithstanding the foregoing two sentences, for any Subscriber that informs the Company (i) that it is an investment company registered under the Investment Company Act of 1940, as amended, (ii) that it is advised by an investment advisor subject to regulation under the Investment Advisors Act of 1940, as amended, or (iii) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in the foregoing sentence, the following shall apply: such Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following the Subscriber’s receipt of evidence of issuance of the Shares), the Purchase Price in immediately available funds to the account specified by the Company in the Closing Notice (which account shall not be an escrow account). If the date of the closing of the Merger does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and the Subscriber, the Company shall promptly (but not later than three (3) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by the Subscriber to the Company by wire transfer in immediately available funds to the account specified by the Subscriber; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Subscriber of its obligation to purchase the Shares at the Closing following the Company’s delivery to Subscriber of a new Closing Notice.

(b)	Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(c)	Closing Conditions. In addition to the conditions set forth in Section 2(a):

(i)	General Conditions. The Closing is also subject to the satisfaction or waiver in writing by each party of the conditions that, on the Closing Date:

(1)	no applicable governmental authority shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(2)	all conditions precedent to the Closing set forth in the Merger Agreement shall have been satisfied or waived by the applicable party pursuant to the Transaction Agreement (other than those conditions which, by their nature, are to be satisfied at the Closing pursuant to the Merger Agreement).

(ii)	Company Conditions. The obligations of the Company to consummate the Closing are also subject to the satisfaction or waiver in writing by the Company of the additional conditions that, on the Closing Date:

(1)	all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date, or such specific date, as applicable; and

(2)	the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

(iii)	Subscriber Conditions. The obligations of the Subscriber to consummate the Closing are also subject to the satisfaction or waiver in writing by the Subscriber of the additional conditions that, on the Closing Date:

(1)	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date;

(2)	the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing; and

(3)	no amendment of the Merger Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement.

3.	FURTHER ASSURANCES. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

4.	COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Subscriber as of the date of this Subscription Agreement and as of the Closing Date that:

(a)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and conduct its business as presently proposed to be conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)	As of the Closing, the Shares will be duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or under applicable Law. Assuming the accuracy of the representations and warranties of the Subscriber contained in Section 5, the issuance and sale of the Shares pursuant to this Subscription Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(c)	This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes a valid and binding agreement of the Subscriber, is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity whether considered at law or equity.

(d)	The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Shares, and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with NYSE rules and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, prospects, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the Company or materially affect the validity of the Shares or the legal authority or ability of the Company to timely perform in all material respects its obligations under the terms of this Subscription Agreement (a “Company Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Company Material Adverse Effect.

(e)	As of their respective filing dates, all reports required to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) prior to the date hereof (the “SEC Reports”) complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(f)	As of the date of this Subscription Agreement, except for the shares of Acquiror Class B Common Stock, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the issuance of shares of Common Stock pursuant to the Other Subscription Agreements. As of the Closing Date, there will be no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

(g)	Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act, is required for the offer and sale of the Shares by the Company to the Subscriber.

(h)	No consent, waiver, authorization, approval, filing with or notification to any court or other federal, state, local or other governmental authority is required on the part of the Company with respect to the execution, delivery or performance by the Company of this Subscription Agreement (including without limitation the issuance of the Shares), other than (i) the filings required by applicable state or federal securities Laws, (ii) the filings required by the NYSE, or (iii) those consents, waivers, authorizations, approvals, filings or notifications the failure of which to give, make or obtain would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(i)	Neither the Company nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(j)	The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement other than the Placement Agents.

(k)	As of the date of this Subscription Agreement, the authorized capital stock of the Company is (i) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding and (ii) 450,000,000 shares of Common Stock divided into (A) 400,000,000 shares of Acquiror Class A Common Stock, of which 34,500,000 shares are issued and outstanding, and (B) 50,000,000 shares of Acquiror Class B Common Stock, of which 8,625,000 shares are issued and outstanding. As of the date of the Merger Agreement: (i) 11,500,000 warrants, each exercisable to purchase one share of Acquiror Class A Common Stock at $11.50 per share, and 5,833,333 private placement warrants, each exercisable to purchase one share of Acquiror Class A Common Stock at $11.50 per share (together “Warrants”), were issued and outstanding; and (ii) no Common Stock was subject to issuance upon exercise of outstanding options. All (A) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (B) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except (x) as set forth above, (y) pursuant to the Other Subscription Agreements and the Merger Agreement or (z) pursuant to any promissory note issued by the Company in order to fund the ongoing fees and expenses of the Company, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock, Class B common stock, or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries (other than Merger Sub) and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

(l)	The outstanding shares of Acquiror Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed on the NYSE under the symbol “CAP”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the SEC with respect to any intention by such entity to deregister the shares of Acquiror Class A Common Stock or prohibit or terminate the listing of the shares of Class A Common Stock on the NYSE. The Company has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act. As of the Closing Date, the Shares have been approved for listing on the NYSE, and the Company is in compliance with all of the listing rules and standards of the NYSE.

(m)	The Company acknowledges that there have been no representations or warranties made to the Company by the Subscriber, or its officers or directors or other representatives, expressly or by implication, other than those representations or warranties explicitly included in this Subscription Agreement.

(n)	The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o)	The Company is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, the Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(p)	Except for such matters as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

(q)	Other than the Other Subscription Agreements, the Company has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s investment in the Company. The Other Subscription Agreements reflect the same Per Share Price and other terms with respect to the purchase of the Common Stock that are no more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement and they shall not be amended after the date hereof to provide for terms with respect to the purchase of the Common Stock that are more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement, unless such terms are also offered to the Subscriber.

(r)	Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the Shares may be pledged by the Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Subscriber effecting a pledge of Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

5.	SUBSCRIBER REPRESENTATIONS AND WARRANTIES. The Subscriber represents and warrants to the Company as of the date of this Subscription Agreement and as of the Closing Date that:

(a)	The Subscriber is (i) an Institutional Account (as defined in FINRA Rule 4512(c)) and (ii) (x) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or (y) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), as set forth on Schedule A completed by the Subscriber, and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber agrees to notify the Company prior to the Closing in the event any of the information regarding the Subscriber and provided on Schedule A changes prior to the Closing.

(b)	The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales qualifying as “offshore transactions” within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (ii) and (iii), in accordance with any applicable securities Laws of the states and other jurisdictions of the United States, and that any certificates or book entry account representing the Shares shall contain a legend to such effect. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing of certain required information with the SEC after the Closing Date and that the provisions of Rule 144(i) will apply to the Shares. The Subscriber understands and agrees that the Shares will be subject to the transfer restrictions set forth in Section 10 and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(c)	The Subscriber understands and agrees that the Subscriber is purchasing the Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to the Subscriber by the Company, or its officers or directors or other representatives, expressly or by implication, other than those representations, warranties, covenants and agreements explicitly included in this Subscription Agreement.

(d)	The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar Law.

(e)	The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed (i) the Company’s filings with the SEC and (ii) the summary of risks provided in the electronic data room established for the transactions contemplated hereby. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company concerning the Company and an investment in the Shares as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(f)	The Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber, on the one hand, and (x) the Company, (y) CitiGroup Global Markets Inc. (“Citi”), J.P. Morgan Securities LLC, JMP Securities LLC, Oppenheimer & Co. Inc. and D.A. Davidson & Co. (the “Placement Agents”) and/or (z) their respective Representatives, on the other hand. The Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agents and/or their respective Representatives. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agents or their respective Representatives), other than the representations and warranties by the Company contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means, and none of the Company, the Placement Agents, or their respective Representatives acted as an investment adviser, broker or dealer to Subscriber. Subscriber acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber has a substantive pre-existing relationship with the Company, one of the Placement Agents or their respective Affiliates.

(g)	The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(h)	The Subscriber acknowledges that the Subscriber (and not the Company) shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement. The Subscriber acknowledges that neither the Company nor any representative of the Company has provided, or will provide, the Subscriber with tax advice regarding the Shares, the Company or the execution of this Subscription Agreement, and the Company has advised the Subscriber to consult the Subscriber’s own tax advisor with respect to the tax consequences of each of the foregoing, including but not limited to any applicable elections, withholdings or other matters relating to the Shares, the Company or the execution of this Subscription Agreement.

(i)	Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(j)	In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Company, Target or any of their respective Representatives concerning the Company or the Shares or the offer and sale of the Shares, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(k)	The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(l)	The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(m)	The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and will not violate any provisions of the Subscriber’s organizational documents. The signature on this Subscription Agreement is genuine, the signatory has been duly authorized to execute the same, and assuming this Subscription Agreement constitutes a valid and binding agreement of the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(n)	Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(o)	The Subscriber is not, and has not at any time during the past five (5) years been, (i) a person or entity named on, or otherwise owned or controlled by or acting on behalf of, a person or entity named on, the Specially Designated Nationals and Blocked Persons List administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or on any similar list of sanctioned persons maintained by the U.S. Government, the European Union or any European Union Member State, including the United Kingdom, or a person or entity with whom transactions are restricted or prohibited by any OFAC sanctions program or any sanctions program of the European Union or any European Union Member State, including the United Kingdom or (ii) a non-U.S. shell bank or providing banking services directly or indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that the Subscriber is permitted to do so under applicable Law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), to the extent required, the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure compliance with sanctions and export control laws in each of the jurisdictions in which the Subscriber operates. Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(p)	The Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2 hereto at the Closing. The Subscriber understands and agrees that its obligations hereunder are not in any way contingent or otherwise subject to: (i) the consummation of any financing arrangements or obtaining any financing; or (ii) the availability of any financing to the Subscriber.

(q)	No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Shares hereunder.

(r)	Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(s)	Subscriber has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Company could become liable.

(t)	No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares. Each Placement Agent and each of its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Target or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber or by the Company or the Target. In connection with the issuance and purchase of the Shares, the Placement Agents have not acted in any capacity on the Subscriber’s behalf, including without limitation as the Subscriber’s financial advisor or fiduciary. Subscriber acknowledges that the Placement Agents shall have no liability or obligation to the Subscriber in respect of this Subscription Agreement or the transactions contemplated hereby.

(u)	The Subscriber (for itself and for each account for which it is acquiring the Shares) acknowledges that it is aware that Citi is acting as one of the Company’s placement agents and Citi is acting as financial advisor to Target in connection with the Merger.

(v)	Subscriber hereby waives any conflict of interest or similar claim against Citi arising out of Citi acting as one of the Company’s placement agents and Citi acting as financial advisor to the Target or any other activities, relationships or arrangements entered into as contemplated herein, and agrees that it will not assert any such conflict of interest or similar claim.

6.	SURVIVAL. All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

7.	REGISTRATION RIGHTS.

(a)	In the event that the Shares are not registered in connection with the consummation of the Closing, the Company agrees that the Company will use commercially reasonable efforts to submit or file with the SEC (at the Company’s sole cost and expense) a registration statement (including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement, the “Registration Statement”) registering the resale of the Shares, within thirty (30) calendar days after the Closing Date (the “Filing Deadline”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Closing Date and (ii) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares pursuant to this Section 7 by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. In the event the Company is required to amend the Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw its Shares from the Registration Statement. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 7.

(b)	In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform the Subscriber as to the status of such registration. At its expense, the Company shall:

(i)	use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement, until the earliest of (i) the date on which the Shares may be resold without volume or manner of sale limitations and without the requirement for the Company to be in compliance with the current public information required pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such Shares have actually been sold and (iii) the date which is two (2) years after the Closing;

(ii)	advise the Subscriber, as expeditiously as possible (and not later than within three (3) Business Days):

(1)	when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)	after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Subscriber of such events, provide the Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Subscriber of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Company;

(iii)	its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)	upon the occurrence of any event contemplated in Section 7(b)(ii)(4) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(v)	use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the shares of Common Stock issued by the Company have been listed;

(vi)	use its commercially reasonable efforts to allow the Subscriber to review disclosure regarding the Subscriber in the Registration Statement; and

(vii)	otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Subscriber, consistent with the terms of this Subscription Agreement, in connection with the registration of the Shares.

(c)	Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) during any customary blackout period, (ii) if any information (e.g., compensation data) is not readily available and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s CEO, CFO or General Counsel, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (iii) at any time the Company is required to file a post-effective amendment to the Registration Statement and the SEC has not declared such amendment effective or (iv) if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s CEO, CFO or General Counsel reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s CEO, CFO or General Counsel, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two (2) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case, during any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (A) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 of the Securities Act but subject, for the avoidance of doubt, to compliance with Subscriber’s obligations under applicable securities laws) until the Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (B) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by Law. If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Subscriber is required to retain a copy of such to comply with applicable legal, regulatory, self-regulatory or professional requirements prospectus or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)	The Company shall indemnify and hold harmless the Subscriber (to the extent a seller under the Registration Statement), its officers, directors, advisors and agents, and each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable Law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder.

(e)	The Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable Law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation. The Subscriber shall notify the Company promptly of the institution, threat or assertion of any Action arising from or in connection with the transactions contemplated by this Section 7 of which the Subscriber is aware.

(f)	Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(g)	The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(h)	If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(g) from any person or entity who was not guilty of such fraudulent misrepresentation.

(i)	For purposes of this Section 7 of this Subscription Agreement, (i) “Shares” shall mean, as of any date of determination, the Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 7 shall have been duly assigned.

8.	TERMINATION. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and in the case of the Company, with consent of the Target to terminate this Subscription Agreement or (c) the End Date (as defined in the Merger Agreement as of the date hereof without giving effect to any amendment, modification or waiver thereto from and after the date hereof). The Company shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof. Upon the termination hereof in accordance with this Section 8, the Purchase Price paid by Subscriber to the Company (if any) in connection herewith shall promptly (and in any event within three (3) Business Days) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off.

9.	TRUST WAIVER. Reference is made to the final prospectus of the Company, filed with the SEC (File No. 333-249856) (the “Prospectus”) and dated as of December 1, 2020 (the “Effective Date”). The Subscriber warrants and represents that it has read the Prospectus and understands that the Company has established a trust account containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (collectively, with interest accrued from time to time thereon, the “Trust Fund”) for the benefit of the Company’s public stockholders (the “Public Stockholders”) and certain parties (including the underwriters of the IPO) and that the Company may disburse monies from the Trust Fund only: (a) to the Public Stockholders in the event they elect to redeem shares of Acquiror Class A Common Stock in connection with the Closing, (b) to the Public Stockholders if the Company fails to consummate the transactions contemplated by the Merger Agreement or another business combination within twenty-four (24) months from the closing of the IPO, (c) any interest earned on the amounts held in the Trust Fund necessary to pay any taxes or (d) to the Company after or concurrently with the Closing or the consummation of another business combination. The Subscriber hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions therefrom, or make any claim against, the Trust Fund, to the extent such claim arises as a result of, in connection with or relating in any way to any proposed or actual business relationship between the Company and the Subscriber, this Subscription Agreement or any other matter, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). The Subscriber hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with respect to this Subscription Agreement and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Subscription Agreement) with respect thereto. The Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company to induce it to enter into this Subscription Agreement, and the Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent the Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, monetary relief against the Company, the Subscriber hereby acknowledges and agrees its sole remedy shall be against funds held outside of the Trust Fund and that such claim shall not permit the Subscriber (or any party claiming on the Subscriber’s behalf or in lieu of the Subscriber) to have any claim against the Trust Fund (including any distributions therefrom) or any amounts contained therein. In the event the Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, relief against the Trust Fund (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Company shall be entitled to recover from the Subscriber the associated legal fees and costs in connection with any such action, in the event the Company prevails in such action or proceeding. Notwithstanding anything to the contrary contained herein, the provisions of this Section 9 shall not affect the rights of the Subscriber, if applicable, in its capacity as a Public Stockholder to receive distributions from the Trust Fund paid to Public Stockholders in accordance with the Company’s organizational documents and the Prospectus.

10.	SECURITIES LAW MATTERS.

(a)	It is understood that, except as provided below, book entry accounts evidencing the Shares must bear the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (IV) IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.

(b)	The Company shall use commercially reasonable efforts, if requested by the Subscriber, to (i) cause the removal of any restrictive legend set forth on the Shares and (ii) issue Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at the Subscriber’s option, within five (5) Business Days of such deposit, provided that in each case (A) such Shares are registered for resale under the Securities Act pursuant to an effective Registration Statement and the Subscriber has sold or proposes to sell such Shares pursuant to such registration, (B) the Subscriber has sold or transferred, or proposes to sell or transfer, Shares pursuant to Rule 144 and (C) the Company, its counsel and its transfer agent have received customary representations and other documentation from the Subscriber that is reasonably necessary to establish that restrictive legends are no longer required as reasonably requested by the Company, its counsel or its transfer agent. With respect to clause (A), while the Registration Statement is effective, the Company shall cause its counsel to issue to the transfer agent a legal opinion to allow the legend on the Shares to be removed upon resale of the Shares pursuant to the effective Registration Statement in accordance with this Section 10, and within two (2) trading days of any request therefor from the Subscriber accompanied by such customary and reasonably acceptable representations and other documentation establishing that restrictive legends are no longer required, deliver to the transfer agent instructions that the transfer agent shall make a new, unlegended entry for such book entry Shares.

(c)	As long as the Subscriber shall own any of the Shares, and such Shares are “restricted securities” (as defined in Rule 144 of the Securities Act), the Company covenants to use its commercially reasonable efforts to make and keep public information available (as those terms are understood and defined in Rule 144) and file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Subscriber with true and complete copies of all such filings to enable the Subscriber to resell the Shares pursuant to Rule 144; provided that any documents publicly filed or furnished with the SEC pursuant to the SEC’s Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Subscriber pursuant to this Section 10(c).

(d)	The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act of the Acquiror Class A Common Stock (any of the foregoing transactions, “Short Sales”) until the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management, or that share a common investment advisor, with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the subscription (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers or desks manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the covenant set forth in this Section 10(d) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

11.	MISCELLANEOUS.

(a)	All press releases or other public communications relating to the transactions contemplated hereby between the Company and the Subscriber, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) the Company, and (ii) to the extent such public communication references the Subscriber, the Subscriber. The restriction in this Section 11(a) shall not apply to the extent the public announcement is required by applicable securities Law, any governmental authority or stock exchange rule; provided, however, that in such an event, the applicable party shall consult with the other party in advance as to its form, content and timing to the extent practicable and permitted by Law.

(b)	The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement (the “Disclosure Time”), issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, by the Other Subscription Agreements, and by the Merger Agreement. From and after the Disclosure Time, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by the Company or any of its officers, directors, employees or agents, in connection with the transactions contemplated by the Subscription Agreement and the Merger Agreement, and from and after the earlier of the Disclosure Time and the issuance or filing of the Disclosure Document, Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agents, or any of their respective officers, directors, employees, agent or affiliates with respect to the transactions contemplated by the Subscription Agreement and the Merger Agreement. For the avoidance of doubt, unless otherwise prohibited by applicable Law, the Company or Target, as applicable, shall consult with the Subscriber prior to the publication and disclosure in any Form 8-K filed by the Company with the SEC in connection with the execution and delivery of the Merger Agreement or the transactions contemplated thereby and the Registration Statement (as defined in the Merger Agreement) (and, as and to the extent otherwise required by the federal securities laws, exchange rules, the SEC or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by the Company or Target to any governmental entity or to any securityholders of the Company) of Subscriber’s identity and beneficial ownership of the Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by the Company or Target, a copy of this Subscription Agreement, all solely to the extent required by applicable law or any regulation or stock exchange listing requirement.

(c)	All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

(i)	If to the Company:

Capitol Investment Corp. V

1300 17th Street North,

Suite 820

Arlington, Virginia 22209

Attn: Mark D. Ein, Chief Executive Officer

with copies to (which shall not constitute notice):

Latham & Watkins LLP
555 Eleventh Street N.W.,
Suite 1000
Washington, DC 20004
Attn: Paul Sheridan and Daniel Breslin
Email: paul.sheridan@lw.com and daniel.breslin@lw.com

(ii)	If to the Subscriber, to its address set forth on the signature page hereto.

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

(d)	No party hereto shall assign this Subscription Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void; provided no consent of the parties hereto shall be required in connection with (i) the Merger or (ii) an assignment by the Subscriber to any fund or account managed by the same investment manager as Subscriber, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber. Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e)	Prior to or at the Subscription Closing, the parties hereto shall execute and deliver such additional documents and use commercially reasonable efforts to take such additional actions as the parties reasonably may deem to be practical and necessary, in each case, in order to consummate the subscription as contemplated by this Subscription Agreement. The Company may request from the Subscriber such additional information as the Company may deem necessary to obtain any material consents and approvals of third parties (including Governmental Authorities) required in connection with the Closing, and the Subscriber shall provide such information as may reasonably be requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the NYSE, in which case of clause (A) or (B), the Company shall provide the Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Subscriber regarding such disclosure.

(f)	This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing signed by the parties hereto and Target as a third party beneficiary to Section 8 and this Section 11(f); provided, that Section 5, this Section 11(f), Section 11(n), Section 12 and Section 13 of this Subscription Agreement may not be amended, terminated or waived in a manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent.

(g)	This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)	If any provision of this Subscription Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Subscription Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Subscription Agreement, they shall take any actions reasonably necessary to render the remaining provisions of this Subscription Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent reasonably necessary, shall amend or otherwise modify this Subscription Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(i)	The headings in this Subscription Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Subscription Agreement. This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or other electronic submission, including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(j)	This Subscription Agreement, and all claims or causes of action based upon, arising out of, or related to this Subscription Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(k)	Any proceeding or Action based upon, arising out of or related to this Subscription Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and agrees not to bring any proceeding or Action arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 11(k). Each party acknowledges and agrees that any controversy which may arise under this Subscription Agreement and the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action, suit or proceeding directly or indirectly arising out of or relating to this Subscription Agreement or any of the transactions contemplated hereby.

(l)	Each party hereto agrees that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to specific enforcement of the terms and provisions of this Subscription Agreement, in addition to any other remedy to which it is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Subscription Agreement, the defending party shall not allege, and such party hereby waives the defense, that there is an adequate remedy at law, and such party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(m)	Each party hereto shall be responsible for and pay its own expenses incurred in connection with this Subscription Agreement, including all fees of its legal counsel, financial advisers and accountants.

(n)	The parties hereto agree that the Placement Agents are express third-party beneficiaries of their express rights in Section 5, Section 11(f), this Section 11(n), Section 12 and Section 13 of this Subscription Agreement.

12.	NON-RELIANCE. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Company explicitly contained in this Subscription Agreement, in making its investment or decision to invest in the Company.

13.	NON-RECOURSE. This Subscription Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to any breach of any term or condition of this Subscription Agreement may only be brought against, the entities that are expressly named as parties hereto and then only to the extent of the specific obligations set forth herein with respect to such party.

14.	INDEPENDENT OBLIGATIONS. The obligations of the Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of the Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by the Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Target or any of its subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither the Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or any Other Subscribers pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

15.	MASSACHUSETTS BUSINESS TRUST. If the Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of the Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of the Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of the Subscriber or any affiliate thereof individually but are binding only upon the Subscriber or any affiliate thereof and its assets and property.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement on the day and year first above written.

Capitol Investment Corp. V

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Subscriber:

[●]

By:
Name:
Title:

Notice Address:

[●]
[●]
Attention: [●]
Email: [●]

Number of Shares subscribed for:

Aggregate Purchase Price:

$

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

A.	AFFILIATE STATUS (Please check the applicable box):

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

● The Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) for one or more of the following reasons (Please check the applicable subparagraphs):

● The Subscriber is a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

● The Subscriber is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

● The Subscriber is an insurance company, as defined in Section 2(a)(13) of the Securities Act.

● The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

● The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

● The Subscriber is an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), or registered pursuant to the laws of a state.

● The Subscriber is an investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act.

Schedule A-1

● The Subscriber is a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

● The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

● The Subscriber is a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

● The Subscriber is a corporation, limited liability company, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Shares, and that has total assets in excess of $5 million.

● The Subscriber is a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

● The Subscriber is an entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

● The Subscriber is a “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

● The Subscriber is a “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph.

● The Subscriber is an entity in which all of the equity owners are accredited investors.

Schedule A-2

C.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

● The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

● The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

● The Subscriber is an insurance company.

● The Subscriber is an investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act.

● The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

● The Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

● The Subscriber is a trust fund whose trustee is a bank or trust company and whose participants are exclusively plans established for the benefit of state employees or employee benefit plans, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

● The Subscriber is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

● The Subscriber is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, a foreign bank or savings and loan association, or equivalent institution), partnership, or Massachusetts or similar business trust.

● The Subscriber is an investment adviser registered under the Investment Advisers Act.

● The Subscriber is an institutional accredited investor, as defined in Rule 501(a) under the Securities Act, of a type not listed in paragraphs (a)(1)(i)(A) through (I) or paragraphs (a)(1)(ii) through (vi) thereof.

● The Subscriber is registered dealer, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber.

● The Subscriber is a registered dealer acting in a riskless principal transaction on behalf of a qualified institutional buyer.

● The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies.

● The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers.

● The Subscriber is a bank or any savings and loan association or other institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under Rule 144A in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale for a foreign bank or savings and loan association or equivalent institution.

Schedule A-3